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                                                                 EXHIBIT 10.43




                  PRODUCT DEVELOPMENT AND LICENSING AGREEMENT

         THIS AGREEMENT, is made and entered into as of this 1st day of January, 1997, by and between GOLDEN BEAR GOLF, INC., a Florida corporation, whose address is 11780 U.S. Highway One, Suite 300, North Palm Beach, Florida 33408 ("GB Golf") and GARGOYLES, INC., a Washington corporation, whose mailing address is 5866 South 194th Street, Kent, Washington 98032 ("Gargoyles").

                              W I T N E S S E T H:

         WHEREAS, Gargoyles currently designs, manufactures, markets and distributes various lines of high performance eyewear, including specialty eyewear for sports enthusiasts;

         WHEREAS, GB Golf, through its business activities and the professional activities of its principal, Jack Nicklaus ("Nicklaus"), has developed unique expertise with respect to the requirements of professional and serious amateur golfers for equipment and accessories;

         WHEREAS, Gargoyles and GB Golf are desirous of developing a new line of specialty eyewear for golfers as identified in Schedule "1" annexed hereto (the "Licensed Products"), which Licensed Products will be designed to Nicklaus' standards by Gargoyles in consultation with GB Golf and will be manufactured and distributed by Gargoyles using certain brands developed by GB Golf and the endorsement of Nicklaus.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth herein, the parties hereto agree as follows:

1.       DESIGN CONSULTATION

         Promptly after the execution and delivery of this Agreement, GB Golf and Gargoyles will begin a joint and cooperative effort to create and develop the Products. Such collaboration will include, but not be limited to, consultation between Nicklaus and other designated representatives of GB Golf and Gargoyles's staff and outside design consultants regarding technical design ideas, performance characteristics, materials, styles and colors, in order to develop a complete line of Licensed Products. It is anticipated by the parties that the efforts of Gargoyles and its independent design consultants will be undertaken at Gargoyles' design and manufacturing facilities
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where necessary to make use of Gargoyles' testing and manufacturing equipment, and that any consulting services to be rendered personally by Nicklaus, including review of designs and prototypes, may be rendered whenever appropriate from such locations as may be convenient to him. All costs incurred in connection with the design of the Licensed Products, including prototype development, product testing and regulatory approvals, shall be solely borne by Gargoyles. Gargoyles acknowledges that GB Golf's consultation in the design process for the Products shall not relieve Gargoyles from its legal obligations to provide those engineering and design services required to develop merchantable products, fit for their intended purposes, in conformity to all applicable laws and regulations governing the design and manufacture of eyewear. The parties agree that neither GB Golf nor Nicklaus, by virtue of consulting services rendered by them under this Agreement or otherwise, will assume any professional responsibility or products liability with respect to the Licensed Products or any other products manufactured or distributed by Gargoyles.

2.       GRANT OF TRADEMARK AND ENDORSEMENT RIGHTS

         GB Golf represents and warrants to Gargoyles that it is the exclusive licensee of Golden Bear International, Inc. ("GBI"), and that GBI is the owner of trademark and service mark rights in those trademarks identified in Schedule "2" annexed hereto and made a part hereof (the "Trademarks"), and has developed substantial goodwill in connection with its use of such Trademarks for a variety of goods and services worldwide. GB Golf has full right and authority to sub-license the Trademarks to Gargoyles for use by Gargoyles in accordance with the terms of this Agreement. Subject to the terms and conditions of this Agreement, GB Golf hereby grants to Gargoyles the right during the term of this
Agreement: (i) to affix the Trademarks to Licensed Products to be marketed in and sold in the "Territory" (as defined in Section 6, below), and (ii) to utilize the Trademarks and the name, likeness and signature of Nicklaus and other information, artwork and materials approved in writing by GB Golf (collectively, the "Nicklaus Endorsement") to indicate Nicklaus' endorsement of the Licensed Products marketed within the Territory.

3.       PRODUCT DESIGN AND APPROVALS

         GB Golf shall have the right to approve all Licensed Products prior to sale by Gargoyles under this Agreement, which approval shall be in writing in accordance with the procedures set forth herein. As set forth in Section 1, above, GB Golf shall assist Gargoyles in the conceptual development of the Licensed Products and Gargoyles shall consult with GB Golf on an ongoing basis during all phases of the design and development of the Licensed Products. Without limiting the generality of




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the foregoing, GB Golf and Gargoyles shall agree upon conceptual design and performance criteria for each new or materially changed model of the Licensed Products in advance of the commencement of the design process. Gargoyles shall be responsible for integrating reasonable comments and suggestions made by GB Golf into the design of each model of this Licensed Products, including providing the design and engineering services reasonably required to implement such matters with existing know-how and research of Gargoyles. Unless otherwise agreed by GB Golf, Gargoyles shall furnish to GB Golf, free of charge, working prototypes of each new or materially changed model of the Licensed Products for review, testing and approval prior to Gargoyles' commitment to manufacture such model on other than a prototype basis.
Gargoyles shall also furnish to GB Golf for its approval a final production sample of each model of the Licensed Products before production in commercial quantities. GB Golf shall have ten (10) working days from receipt of any working prototype to approve or disapprove of such prototype, and shall have ten (10) working days from receipt of any production sample to approve or disapprove such sample. If no written disapproval of a prototype is received by Gargoyles within the required time period, Gargoyles shall be authorized to prepare the corresponding model for final production. Gargoyles shall not prepare production samples of Licensed Products until corresponding prototypes have been approved by GB Golf, and Gargoyles shall not manufacture, distribute or sell any Licensed Products in commercial quantities until corresponding production samples have been approved by GB Golf. Approvals under this section shall in no event be unreasonably withheld or delayed, and if withheld, the reasons therefor shall be clearly explained to Gargoyles. Gargoyles agrees that all Licensed Products to be distributed, sold, promoted, or manufactured under this Agreement shall substantially conform to the latest production samples approved, or deemed to be approved, by GB Golf, and to those additional quality standards and controls applied by Licensee in general to similar products manufactured and marketed by Licensee.

4.       ADVERTISING/PROMOTIONAL DEVELOPMENT AND APPROVALS

         Gargoyles acknowledges that it is essential for the protection of the interests of GB Golf in the Nicklaus Endorsement that GB Golf have a continuing control over the design and content of all labelling, packaging, advertising, and promotional materials (collectively, "Promotional Material") used in connection with marketing of the Licensed Products, including, without limitation, any brand name, trademark or trade name used by Gargoyles in connection therewith to promote itself as a source of the Licensed Products. Accordingly, Gargoyles agrees that: (i) GB Golf shall have a continuing right to approve or disapprove of any Promotional Material used in connection with the Licensed Products, whether used by Gargoyles or provided by





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Gargoyles to any distributor, retailer, or other party selling the Licensed
Products; and (ii) Gargoyles will not use and will not extend to others the right to use any Promotional Material of any type whatsoever without the prior approval thereof by GB Golf as provided in this Section. In the event that GB Golf in good faith requests Gargoyles to terminate further use of Promotional Material which had been approved prior to the time of such request, the parties will use their best efforts to negotiate a mutual agreement for phasing out further use of such Promotional Material in a manner which minimizes the negative impact of such material on GB Golf and recognizes the financial and marketing interests of Gargoyles in use of such materials for a reasonable period. Prior to the creation of any Promotional Material, Gargoyles shall consult with GB Golf regarding the appropriate uses of the Nicklaus Endorsement and marketing ideas for the Licensed Products. Gargoyles shall submit conceptual descriptions for proposed Promotional Material for approval by GB Golf as soon as reasonably practicable. After approval of such concepts, Gargoyles shall prepare samples of each item of Promotional Material so approved, which shall reflect the artwork, photography, and text to be used for labelling, packaging and print media and scripts and storyboards for broadcasting media. GB Golf shall have ten (10) working days from receipt of such samples to approve or disapprove of such samples. Approvals under this section shall in no event be unreasonably withheld or delayed, and if withheld, the reasons therefor shall be clearly explained to Gargoyles. Gargoyles shall not commit to production or media run any Promotional Material without the prior approval of such Promotional Material GB Golf, and it is understood that all Promotional Material shall conform to the samples approved by GB Golf or to revised samples submitted to and approved by GB Golf as provided herein. Gargoyles shall use reasonable efforts to inform GB Golf of any unauthorized use of Promotional Material by its customers, and upon request of GB Golf, to assist GB Golf in its efforts to eliminate any unauthorized use of any part of the Nicklaus Endorsement in connection with the Licensed Products.

5.       STANDARDS OF QUALITY

         Gargoyles acknowledges that it shall not be authorized to use any part of the Nicklaus Endorsement or any of the Product Marks (as defined in Section 11, below) except to identify and promote those Licensed Products meeting the standards of quality adopted by GB Golf in connection with the product approval process set forth in this Agreement. GB Golf and/or its representatives shall have reasonable access to any manufacturing or distribution facility used by Gargoyles in connection with the Licensed Products for the purpose of verifying Gargoyles' ongoing adherence to the standards of quality imposed by this Agreement.





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6.       TERRITORY

         The Territory shall initially consist of the United States domestic market and those countries identified in Schedule "3" annexed hereto, which Gargoyles represents and warrants to be its primary territories for distribution of its current product lines. GB Golf agrees that Gargoyles shall have the exclusive right to expand the initial Territory by giving GBI reasonable prior notice of any proposed sales activities which Licensee intends to conduct in any jurisdiction outside of those countries expressly identified in Schedule "3", and provided that GB Golf shall have the right to determine, in its discretion, whether or not to request GBI to proceed with the registration of the Trademarks in such jurisdiction based upon the projected costs of such registration and the amount of compensation which Gargoyles reasonably expects to generate from its proposed activities. GBI shall not be responsible for any loss or liability incurred for trademark infringement incurred by Gargoyles as a result of its distribution of Licensed Products into any new jurisdiction prior to confirmation by GB Golf that no conflict exists in such jurisdiction with respect to the proposed use of a Trademark. In the event that any person not authorized by GBI asserts any interest in a Trademark or in any similar or conflicting trademark under the trademark laws or regulations of such a jurisdiction, GB Golf may withdraw such jurisdiction from the Territory granted to Licensee hereunder unless the parties reach a mutual determination as to their common business interest in defending GBI's ownership rights in the Trademark or resolving any conflict with the other trademark based upon the proposed activities to be conducted in such jurisdiction under this Agreement or by GBI under any related Agreement. If the parties determine to proceed with the distribution of Licensed Products into such jurisdiction, GB Golf shall cause GBI to use its best efforts to secure the trademark rights required for the proposed activities in such jurisdiction, provided that GB Golf and Gargoyles will each be required to contribute one-half (1/2) of the reasonable expenses and attorneys' fees required by GBI to secure such rights. Notwithstanding the foregoing, it is understood that GBI, as the sole owner of the Trademarks, and GB Golf, as its master licensee, reserve the right to take such action at their sole cost and expense as each of them may deem prudent in order to protect its trademark rights in any jurisdiction, whether included in the Territory or not.

7.       DISTRIBUTION CHANNELS

         The Licensed Products will initially be sold for distribution to sunglass specialty stores and dispensing optical retailers in Gargoyles existing distribution channels, to on course golf pro shops and off course specialty golf retailers, and to such other channels as may be mutually agreed upon in writing by the parties.





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Gargoyles agrees to work with GB Golf and the existing licensees of the
Nicklaus Endorsement for golf equipment and apparel with respect to golf retail channels in order to avoid conflicts with existing distribution activities in such channels, provided that the agreement of Gargoyles to enter into any distribution arrangements for the Licensed Products with other licensees shall be subject to its reasonable satisfaction with such licensees and the terms of such arrangements, and provided further, that the delegation of distribution duties to such licensees or common sales representatives shall not relieve Gargoyles of its obligations to meet its distribution requirements under this Agreement. GB Golf agrees that it will not unreasonably refuse to agree to any new channels proposed by Gargoyles, provided that the proposed distribution does not conflict with Nicklaus' professional image or reputation for quality or the brand image of GB Golf. Gargoyles shall use its best efforts to assure the integrity of the distribution channels selected, and to prevent transshipment and gray market sales by its customers and distributors through unauthorized distribution channels. Distribution of the Licensed Products, including but not limited to the cost thereof, shall be the exclusive responsibility of Gargoyles.

8.       COMPENSATION AND EXPENSES

         The parties agree that, in consideration for the performance of this Agreement by GB Golf, Gargoyles will provide compensation and expense reimbursements as provided in this Section. As an independent contractor, GB Golf agrees to be responsible for all other overhead and expenses incurred in connection with the performance of this Agreement, and GB Golf will be responsible for payment of all taxes due with respect to the payments received under this Agreement and for making all employer's withholding deposits in connection with payments made to its staff, including Nicklaus, for services rendered in support of this Agreement.

         (a) As compensation for the design consulting and marketing services to be performed by GB Golf under this Agreement, Gargoyles agrees to pay GB Golf annual consulting fees (the "Consulting Fees") in the amounts set forth on Schedule "4" annexed hereto for each calendar year during the term.
In addition to the Consulting Fees, Gargoyles hereby agrees to pay GB Golf guaranteed royalties (the "Minimum Royalties") for each calendar year in the amounts set forth on Schedule "4" for the intangible rights licensed to Gargoyles under this Agreement. The Consulting Fee and Minimum Royalty for each year (collectively, the "Annual Retainer") shall be paid to GB Golf in equal quarterly installments due and payable in advance, with the first installment of the Annual Retainer for 1997 due upon execution of this Agreement, and subsequent installment payments due on or before the first (1st) day of each calendar quarter thereafter. All Annual Retainer payments made to GB Golf





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hereunder shall be guaranteed and non-refundable, provided that Annual Retainer payments will be credited against Percentage Compensation due from Gargoyles as provided in subsection (b) hereof. In the event that this Agreement is terminated due to a breach by GB Golf, in which case that portion of the aggregate Annual Retainer attributable to periods of time subsequent to such termination shall be repaid to Licensee if in excess of actual Percentage Compensation earned under subsection (b) hereof.

         (b) Within thirty (30) days following the end of each calendar quarter, commencing with the first quarter in which shipments of Licensed Products are actually made, Gargoyles shall deliver to GB Golf a statement setting forth the total amount of shipments of Licensed Products by Gargoyles during such quarter and for the applicable calendar year on a cumulative basis and also setting forth the amount of discounts, allowances and returns given and received with respect to Licensed Products during such quarter and year on a cumulative basis. All amounts shall be set forth in U.S. Dollars, and any amounts denominated in foreign currency shall be converted using the exchange rates actually used by Gargoyles for such conversion. Gargoyles shall at the same time pay to GB Golf compensation (the "Percentage Compensation") with respect to such shipments, which Percentage Compensation shall be earned at the rate of [*] of the actual invoice price thereof, less trade and cash discounts, sales or similar transaction taxes (if any) which Gargoyles is required to collect from its customers, freight charges if separately invoiced, and returns and allowances actually given and received (hereinafter called "Net Sales").
GB Golf acknowledges that the full amount of Annual Retainer payments actually received by GB Golf for each calendar year shall be credited against the obligations of Gargoyles to pay Percentage Compensation hereunder with respect to the Net Sales for such calendar year through the quarter covered by each statement, and that Gargoyles shall only be required to pay GB Golf the net balance of Percentage Compensation due under this subsection for the year to date Net Sales made during such License Year after crediting Annual Retainer Payments and any additional payments of Percentage Compensation for prior quarters of such calendar year. Any Annual Retainer payments not applied against Percentage Compensation earned during the calendar year for which such Annual Retainer is paid shall not be subject to refund or application against future Percentage Compensation earned by GB Golf.

         (c) Gargoyles shall keep and maintain such books of account as shall be necessary to record all sales and shipments of Licensed Products and for the accurate





_______________________

   [*] Confidential Treatment Requested


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computation of Net Sales and Percentage Compensation with respect thereto pursuant to the terms of subsection (b), above, which books of account shall be open for inspection and copying during reasonable business hours by GB Golf and its representatives until the conclusion of the twelve (12) month period following the effective date of the termination of this Agreement.

         (d) In addition to the Annual Retainers and Percentage Compensation due to GB Golf under this Section, Gargoyles shall advance or promptly reimburse GB Golf and Nicklaus for all out-of-pocket expenses (other than normal postage and telecommunication expenses) approved in writing by Gargoyles which are incurred by them in connection with their participation in the development and marketing of Licensed Products under this Agreement, including, without limitation, travel expenses incurred in connection with travel to Gargoyles' principal office and any other location where the parties may agree that GB Golf shall render particular services to Gargoyles under this Agreement. GB Golf shall provide Gargoyles with an estimate of expenses to be incurred under this subsection prior to making any binding commitments to undertake activities which require GB Golf or Nicklaus to incur such expenses, and GB Golf shall not be required to undertake a proposed activity if Gargoyles fails to approve such expenses as required under this subsection. Unless approved expenses are otherwise paid directly by Gargoyles, GB Golf shall provide Gargoyles on a periodic basis with invoices including customary supporting information for all expenses subject to this subsection, and Gargoyles shall pay all such invoices within fifteen (15) days of receipt thereof.

9.       TERM

         The term of this Agreement shall commence upon the execution hereof and continue until June 30, 2002, unless earlier terminated pursuant to this Section or renewed as provided in Section 17, below.

         (a) Either party may terminate this Agreement on thirty (30) days written notice to the other in the event of a material breach by such other party of any of its general obligations or undertakings under this Agreement, unless the party receiving such notice cures the breach identified therein within such thirty (30) day period. In the event that (1) Gargoyles shall fail to make any payment required to be made under this Agreement within fifteen
(15) days of the date the same falls due, or (2) proceedings are instituted by Gargoyles under any bankruptcy or insolvency law or other law for the benefit of creditors or the relief of debtors, or involuntary bankruptcy proceedings are commenced against Gargoyles and such proceedings are not dismissed within sixty (60) days of the commencement thereof, or Gargoyles shall





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make an assignment for the benefit of its creditors, or Gargoyles shall be adjudicated bankrupt or insolvent, or (3) Gargoyles shall transfer all or a substantial part of the employees, or convey all or a substantial part of the assets or intangible rights necessary to perform this Agreement, to any other party without the prior written consent of GB Golf, which consent shall not be unreasonably withheld; then in any such event, GB Golf shall have the right, at its election, then or at any time thereafter and while such event or events shall continue, to terminate this Agreement upon written notice to Gargoyles, without prejudice to any other right or remedy GB Golf may have as a result of such event or events.

         (b) In addition to the foregoing termination rights, either party shall have a special right to terminate this Agreement in the event that Gargoyles fails to make sufficient Net Sales during any period of two (2) consecutive calendar years to generate royalties in excess of the minimum annual retainer payments required under Schedule "4" annexed hereto despite the best efforts of Gargoyles to meet its distribution obligations under this Agreement. Such right may be exercised by written notice from the party electing to terminate to the other party, and will be deemed waived unless the required notice is given within ninety (90) days after GB Golf's receipt of the fourth quarterly payment with respect to Net Sales made by Gargoyles in the second calendar year of any such period. In addition to the foregoing rights, either party shall have a special right to terminate this Agreement in the event that Nicklaus dies or becomes disabled prior to the first public introduction of Licensed Products by Gargoyles. Such right may be exercised by written notice from the party electing to terminate to the other party, and will be deemed waived unless such notice is given within thirty (30) days following the death or disability of Nicklaus or thirty (30) days prior to the first scheduled public introduction of Licensed Products, whichever shall first occur.

         (c) Following the effective date of any termination of this Agreement, and except as otherwise hereinafter expressly provided in subsection
(d) of this Section in the event of a termination by GB Golf, Gargoyles shall no longer utilize any Product Mark (as defined below) or any other part of the Nicklaus Endorsement in connection with the manufacture, sourcing, advertisement, promotion, or sale of any products (whether or not such products were originally manufactured as Licensed Products), and all rights of Gargoyles hereunder shall cease absolutely. It is further understood that Gargoyles' right to sell Licensed Products incorporating technical improvements for which proprietary rights have been reserved by GB Golf under this Agreement shall cease in the same manner. Nonetheless, it is understood that distributors and retailers may continue to promote and sell such Licensed Products as they may then have in their own inventory. Nothing herein, however, shall be deemed to limit the





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right of Gargoyles to sell any eyewear products (whether or not such products were originally manufactured as Licensed Products) subsequent to the termination of this Agreement, without utilizing any Product Mark or any part of the Nicklaus Endorsement, or any proprietary rights reserved by GB Golf, so long as all reference to Nicklaus and GB Golf (or any symbol associated in the mind of the public with such parties) has been removed therefrom at Gargoyles' sole cost and expense.

         (d) In the event of an early termination of this Agreement by GB Golf, any Licensed Products which have been manufactured by or for Gargoyles pursuant to the terms hereof and are in the inventory of GB Golf prior to the termination of this Agreement may be sold (but only in the same distribution channels and under the same pricing policies theretofore applicable to the sale of Licensed Products and subject to all of the obligations and restrictions imposed by this Agreement) and shipped by Gargoyles during the six (6) month period next following the date of such termination, provided that within forty five (45) days next following the date of such termination, Gargoyles shall have notified GB Golf in writing of the amount, description, and location of all existing inventory of such Licensed Products, and provided further, that Gargoyles timely pays and accounts for compensation in the manner and at the rate specified in Section 8, above, with respect to such sales of Licensed Products. Upon the expiration of such six (6) month period, all rights of Gargoyles hereunder to distribute or otherwise deal with Licensed Products shall cease absolutely.

         (e) In the event of a termination of this Agreement, the parties agree that GB Golf may contract with others with respect to matters which GB Golf has contracted with Gargoyles hereunder, effective at any time after the effective date of the termination of this Agreement and prior to the original expiration date of this Agreement. Such right shall not be deemed to authorize GB Golf to disclose any confidential information reserved by Gargoyles under this Agreement, or to authorize GB Golf or any third party to incorporate any patented improvement owned and incorporated by Gargoyles in any Licensed Products except as provided in Section 10, below.

10.      PROPRIETARY RIGHTS OF THE PARTIES

         In recognition of the cooperative nature of the design and development efforts to be conducted by the parties under this Agreement, they have agreed to the provisions of this Section in order to protect their respective interests in the ownership and use of intellectual property other than trademarks which is involved in the creation of Licensed Products.





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         (a)     It is understood and acknowledged by GB Golf that Gargoyles has heretofore developed and may hereafter continue to develop proprietary rights in patents, trade secrets and manufacturing know-how relating to the design and manufacture of eyewear, and that Gargoyles intends to maintain such rights in the event of a termination of this Agreement. It is understood and acknowledged by Gargoyles that GB Golf has heretofore developed and may hereafter continue to develop proprietary rights in trade secrets and technical know-how relating to the requirements of serious recreational and professional golfers, and that GB Golf intends to maintain such rights in the event of a termination of this Agreement. The incorporation by Gargoyles in any of the Licensed Products of proprietary rights reserved by Gargoyles shall not be deemed to create a waiver of such rights or to give GB Golf permission to use such rights in the creation of any other eyewear product developed by or in consultation with GB Golf. The disclosure of proprietary rights by GB Golf in connection with the design and development of Licensed Products under this Agreement shall not be deemed to create a waiver of such rights or to give Gargoyles permission to make any use of such rights in any product other than Licensed Products developed and distributed under this Agreement. Without the prior express written consent of the other party, neither party shall disclose any matters relating to the proprietary rights of the other party which have been disclosed by such party in confidence in the performance of this Agreement. It is the understanding of the parties that Gargoyles, as the party responsible for technical matters relating to the design and manufacture of the Licensed Products, shall not be required to generally disclose confidential matters to GB Golf or Nicklaus in the performance of their responsibilities hereunder, and that Gargoyles shall provide GB Golf with written notice in the event that Gargoyles finds it necessary to make any disclosures subject to the terms of this Section. Such notice shall identify the proprietary rights claimed and the confidential information to be disclosed with reasonable particularity, in such detail as to reasonably enable GB Golf to abide by its responsibilities with respect thereto. It is the further understanding of the parties that GB Golf, as the party responsible for consulting with Gargoyles' technicians on matters relating to the design of the Licensed Products, will generally be making disclosures to Gargoyles in the performance of GB Golf's responsibilities hereunder regarding matters which GB Golf deems confidential, and that Gargoyles shall be required to hold such disclosures in confidence unless the parties agree in writing that particular matters to be disclosed by GB Golf or Nicklaus shall not be subject to the terms of this Section.

         (b) To the extent that patented designs and/or processes owned or licensed by Gargoyles or any part of its proprietary toric curve technology are used to implement design recommendations of GB Golf with respect to the Licensed Products, GB Golf shall not acquire any interest in underlying patents or such toric





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curve technology by virtue of such use, provided however, that this provision shall not prevent GB Golf from implementing similar design recommendations with other parties after termination of this Agreement by use of any non-infringing technology. To the extent that design recommendations of GB Golf with respect to Licensed Products suggest a newly patentable design feature for eyewear, GB Golf agrees to assign its rights in such invention to Gargoyles for the purposes of obtaining patent protection for such feature, provided however, that such assignment shall be subject to the further terms of this subsection. In the event that this Agreement is terminated prior to the expiration of its term, except as a result of a material breach by GB Golf, Gargoyles shall not utilize any such patent to preclude GB Golf from using or licensing others to use, or otherwise contest GB Golf's right to use and license others to use, any invention developed as a result of the collaboration of the parties hereunder for the limited purpose of manufacturing and selling eyewear products similar to the Licensed Products after termination of this Agreement. To the extent required under applicable law in order to carry out the intent of the parties, this subsection shall be deemed to grant a non-exclusive license to GB Golf to utilize patents and related technology jointly developed by the parties to the extent of the contributions of GB Golf and Nicklaus thereto on a royalty free basis, with the understanding that such license shall not include the right to utilize any proprietary information contributed to such invention by Gargoyles unless otherwise agreed by the parties, which agreement may be conditioned upon the payment of a reasonable royalty for such right.

         (c) Neither party shall, by virtue of this Agreement, be entitled to prevent or restrict the use by the other party, after the effective date of any termination of this Agreement, of any idea, concept, or technology which is already known in the prior art of eyewear design or manufacturing, which has become a part of the public domain other than through a violation of this Section by a party, or which would otherwise be obvious to a knowledgeable individual from inspection and/or use of the Licensed Products. It is understood that the purpose of this Section is to prevent unfair competition between the parties in the event of a termination of this Agreement, and not to restrict either party from utilizing technologies in the public domain to meet the competition of third parties free to utilize such technologies.

11.      TRADEMARK AND ENDORSEMENT RIGHTS OF THE PARTIES

         The parties intend to introduce the Licensed Products utilizing the marketing impact associated with both of their respective brands, with the understanding that this limited association of their brands shall not be deemed to create any waiver of the respective trademarks or related rights of the parties. GB Golf acknowledges that





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Gargoyles is the sole and exclusive owner of the entire right, title and interest in and to the name "Gargoyles" and those trademarks set forth in Schedule "5" annexed hereto (collectively, the "Gargoyles Marks"), and that all rights arising out of the use of any Gargoyles Marks by Gargoyles under this Agreement shall inure to the sole and exclusive benefit of Gargoyles.
Gargoyles agrees that GB Golf shall have the right to approve any use of the Gargoyles Marks as a trademark for any of the Licensed Products, and that Gargoyles shall not use or adopt any other trademark owned or claimed by Gargoyles to identify the Licensed Products. Gargoyles acknowledges that GBI is the sole and exclusive owner, and that GB Golf is the exclusive master licensee, of the entire right, title and interest in and to the Nicklaus Endorsement, that GBI shall have the exclusive right under its agreements with GB Golf to adopt and own all new trademarks to be used to identify the Licensed Products (the "Product Marks"), and that all rights arising out of the use of any part of the Nicklaus Endorsement and/or any of the Product Marks by Gargoyles under this Agreement shall inure to the sole and exclusive benefit of GBI and GB Golf as its master licensee. Upon adoption of any Product Mark, or later registration thereof by GBI, this Agreement shall be deemed to include a license of the trademark rights of GB Golf and GB Golf subject to the terms of this Agreement governing Gargoyles' use of the Nicklaus Endorsement, which license shall permit the use of such Product Marks in connection with the Licensed Products without requirement of any compensation to GB Golf in addition to the compensation otherwise payable under Section 8, above. GB Golf agrees not to contest, either directly or indirectly, Gargoyles' exclusive right, title and interest in and to the Gargoyles Marks. Gargoyles agrees not to contest, either directly or indirectly, GBI's title or GB Golf's exclusive right and interest in and to the Nicklaus Endorsement and/or the Product Marks.

12.      INDEMNIFICATION; INSURANCE

         Gargoyles hereby agrees to indemnify GB Golf, GBI and Nicklaus against, and hold them harmless from, all suits, claims, investigations, administrative actions, settlements, judgments, obligations and liabilities, including attorneys' fees and other costs and expenses incurred by them in connection with the defense or settlement of any such matter, which result from, or arise out of, or in connection with, the design, manufacture, distribution and/or sale of the Licensed Products. Gargoyles will obtain general liability insurance (including products liability coverages) covering the Licensed Products in the amount of at least $2,000,000 combined single limit, or such other amounts as may be agreed to from time to time by the parties, which insurance shall name GB Golf, GBI and Nicklaus as additional insured parties. Gargoyles shall furnish GB Golf with a certificate of such insurance from the insurance carrier, which certificate will require the insurance carrier to give GB Golf prior written notice of any cancellation, reduction or material limitation of such insurance. The indemnification rights provided under this section shall survive the expiration or earlier termination of this Agreement and inure to the benefit of the parties and their successors in interest.

13.      PREMIUM MARKET

         Gargoyles agrees that it will not offer Licensed Products for sale as a premium in the Premium Market, except in support of promotions developed or expressly approved by GB Golf or its affiliates. For the purpose of this Agreement, the "Premium Market" shall be deemed to mean sales of Licensed Products to consumers or businesses in the Territory where the product is to be used as a part of a premium promotion or "traffic builder" designed to build public recognition or goodwill for a purchaser's business through the association with GB Golf, to serve as a reward or incentive for job performance, or to induce the ultimate consumer of the product: (i) to come to or contact a certain place of business under circumstances where the seller is interested primarily in selling or exposing such consumer to products or services other than Licensed Products, or (ii) to purchase a service or product other than Licensed Products.

14.      USE OF LICENSED PRODUCTS

         GB Golf will make reasonable efforts to directly promote the Licensed Products by displaying and making gifts of such products as appropriate to its business purposes and by encouraging Nicklaus and key management personnel to promote and make use of the Licensed Products where appropriate. In order to permit GB Golf to carry out its obligations under this Section, Gargoyles agrees to furnish GB Golf with reasonable quantities of Licensed Products for such promotional uses, which Licensed Products will be provided without charge.

15.      ASSIGNMENT

         This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that neither this Agreement nor any rights hereunder may be assigned directly or indirectly by either party without first receiving the prior written consent of the other party. Notwithstanding the foregoing, without such consent: (i) Gargoyles may assign its rights under this Agreement to any party of comparable financial ability who acquires all or substantially all of its business and assets or capital stock, provided that such assignment is made as party of such acquisition and the acquiring party agrees to be bound by the terms and conditions of this Agreement, and (ii) GB Golf may assign its rights to any party who acquires all or substantially all of its rights to license the Nicklaus Endorsement with respect to eyewear products, provided that such assignment is made as a part of such acquisition and the acquiring party agrees to be bound by the terms and conditions of this Agreement.

16.      RELATIONSHIP OF PARTIES

         This Agreement does not create nor constitute a partnership, joint venture or agency relationship between GB Golf and Gargoyles. Neither party shall have any right to obligate, bind or commit the other party in or to any matter, cause or thing whatsoever, without such party's express written consent, and nothing herein shall grant, or is intended to grant, any rights of any nature to any third party.

17.      OPTION TO RENEW AGREEMENT

         Subject to the due performance of its obligations hereunder and to the further terms and conditions of this Section, Gargoyles shall have the first option to negotiate a renewal of this Agreement for an additional term of five
(5) years, commencing July 1, 2002 (the "Renewal Term"). Gargoyles shall exercise such option by providing GB Golf with written notice of its intention to negotiate a renewal of this Agreement, which notice shall be given during the period commencing January 1 and ending June 30, 2000, unless otherwise agreed in writing by GB Golf. If such option is timely given by Gargoyles, GB Golf shall negotiate in good faith with Gargoyles the terms and conditions to be applicable under this Agreement during the Renewal Term, including without limitation the Minimum Annual Retainers to be paid by Gargoyles under Schedule "4", which negotiations shall be exclusive for a period of six (6) months following the date of GB Golf's receipt of such notice. In the event that Gargoyles fails to exercise its option as required by this Section, or if the parties are unable to reach a mutual agreement regarding any material term or condition to be applicable during the Renewal Term during the exclusive negotiation period, GB Golf shall be free to negotiate and enter into agreements with third parties regarding the manufacture, distribution and marketing of products similar to the Licensed Products, provided that no such agreement shall permit the introduction of such products into any part of the Territory prior to the expiration or earlier termination date of this Agreement without the prior express written consent of Gargoyles, which consent may be withheld in its discretion to protect its exclusive marketing rights under this Agreement with respect to the Licensed Products.

18.      MISCELLANEOUS

         (A)     CHOICE OF LAW; ARBITRATION

         This agreement shall be construed and enforced in accordance with the internal laws of the State of Florida without regard to conflicts of laws rules which might otherwise be applied. The parties agree, except as otherwise expressly set forth herein, that all disputes involving the construction or enforcement of this Agreement shall be resolved by binding arbitration before a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association ("AAA") and the Federal and Florida Arbitration Acts. The parties agree that the location of any such arbitration shall be at a site selected by the arbitrator in Palm Beach County, Florida, unless otherwise agreed at the time the dispute is submitted to the AAA. In accordance with the Federal and Florida Arbitration Acts, any party may apply to any court of competent jurisdiction to compel arbitration in accordance with this subsection or to enforce any award rendered by the arbitrator in a proceeding conducted hereunder in accordance with its terms. Unless otherwise agreed in writing by the parties, legal action to compel any arbitration involving the construction or enforcement of this Agreement may be brought by either party in that State or Federal Court having subject matter jurisdiction over the cause which is located in Palm Beach County, Florida, and each of the parties to this Agreement hereby agrees to submit to the personal jurisdiction of such Courts regardless of the domicile of such party at the time such action is filed. In any arbitration under this subsection, the arbitrator shall have the authority to award to the prevailing party attorneys' fees and expenses in accordance with the provisions of subsection (e) of this Section. Nothing in this subsection 15(a), however, shall deprive a court of competent jurisdiction of the authority to issue a temporary restraining order or preliminary injunction prohibiting a violation of this Agreement prior to any arbitration proceeding required hereunder.

         (B)     NOTICES

         Any notice to be given under this Agreement shall be made in writing and shall be sent to the address of the intended recipient as set forth at the beginning of this Agreement or the facsimile number set forth on the signature page, or to such other address or facsimile number as may be designated in a written notice meeting the requirements of this subsection. Notices under this subsection will be effective: (i) if mailed by certified mail, return receipt requested, three (3) days after the date the notice is deposited, postage paid with the United States Postal Service, as shown by its receipt for certified mail; (ii) if sent via courier service or express delivery, upon the date of actual delivery as endorsed by the carrier or person accepting such delivery for the recipient of such notice, or (iii) if sent via facsimile to the telephone numbers given by the recipients of such notice, on the date of transmission as shown by the confirmation forms printed by the sending machine showing the recipients' station identification and verification of error free communication, provided that confirmation copies of the notice are sent to the recipient via certified mail or courier as provided above not later than the day following the date of such confirmed-facsimile transmission.

         (C)     ENTIRE AGREEMENT; AMENDMENT

         This Agreement and the annexed schedules constitute the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended or modified, or any right or obligation of a party hereunder waived or released, except in a written document signed by the party to be charged with such amendment, modification, waiver or release.

         (D)     COUNTERPARTS

         This agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (E)     EXPENSES; ATTORNEYS' FEES

         Except as otherwise expressly provided in this Agreement, each party shall be responsible for payment of its own expenses (including, without limitation, the fees and expenses of their agents, representatives, counsel and accountants) incidental to the preparation and carrying out of this Agreement. In the event any a party is required to retain the services of an attorney to enforce the rights of such party under this Agreement, or to require a construction of this Agreement or declaration or determination of the rights of any party hereunder, the prevailing party or parties in any subsequent litigation involving such matter shall be entitled to receive an award of all attorneys' fees incurred by them in connection with such matter, including any fees incurred for review, negotiation, settlement, preparation of pleadings, trial or appeal.

         (F)     SECTION HEADINGS

         The section headings are inserted for convenience of reference only, and shall not affect the interpretation or construction of any of the express terms of this Agreement.

         (F)     DISCLOSURE

         The parties agree to mutually agree upon the text of a press release to be issued as soon as reasonably possible after execution of this Agreement in order to meet the requirements of the parties to communicate significant developments to their public investors. Each party hereby consents to the disclosure of this Agreement in public filings with the Securities and Exchange Commission to the extent either party is required to make such disclosure or to include this Agreement as an exhibit in connection with any filing which such party is obligated to make under applicable securities laws and regulations. The parties agree to consult with each other and their respective counsel prior to making any such disclosure, and if requested by either party during such consultation, to use their reasonable efforts to obtain confidential treatment by the SEC of any terms of this Agreement deemed confidential by either party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.



GARGOYLES, INC.                          GOLDEN BEAR GOLF, INC.


By:     /S/ THOMAS P. HISLOP             By:      /S/ DOUGLAS B. HAUFF
        -------------------------                -------------------------
Name:   Thomas P. Hislop                 Name:   Douglas B. Hauff
        -------------------------                -------------------------
Title:  Senior Vice President            Title:  President
        -------------------------                -------------------------

                                  SCHEDULE "1"

                           LIST OF LICENSED PRODUCTS

                               Premium Sunglasses

                                 Optical Frames

                                   Net Cords

                                 Eyeglass Cases

                                  SCHEDULE "2"

                               LIST OF TRADEMARKS

                             NICKLAUS(TM) WORDMARK


                                 NICKLAUS (TM)

                                  SCHEDULE "3"

                        DESCRIPTION OF FOREIGN TERRITORY
                        --------------------------------

                                     Canada

                     Other countries Worldwide to be added
             subject to limitations of Section 6 and this Schedule

NOTE: As predecessor to GB Golf, GBI authorized JNJ, Inc., a Japanese corporation affiliated with GB Golf and its Japanese apparel licensee, Kosugi Sangyo Co., Ltd., to sublicense eyewear to Sunreeve, Ltd. in the territory of Japan on an exclusive basis through May 31, 2000. GB Golf has further agreed in principle to permit Sunreeve to export eyewear manufactured under such sublicense to the following countries through September 30, 1997:
             Hong Kong, Indonesia, Singapore, South Korea, Taiwan and Thailand. As successor in interest to GBI under the JNJ agreements, GB Golf will use its best efforts to obtain rights for Gargoyles to distribute the Licensed Products in Japan upon the expiration or earlier termination of JNJ's sublicense with Sunreeve, and to add the above referenced export territories to the list of countries available for distribution under Section 6 after the agreed termination date of such export rights.

                                  SCHEDULE "4"

                            MINIMUM ANNUAL RETAINERS



  CALENDAR YEAR       CONSULTING FEE       MINIMUM ROYALTY     ANNUAL RETAINER
  -------------       --------------       ---------------     ---------------
       1997                 [*]                  [*]                 [*]
       1998                 [*]                  [*]                 [*]
       1999                 [*]                  [*]                 [*]
       2000                 [*]                  [*]                 [*]
       2001                 [*]                  [*]                 [*]
       2002*                [*]                  [*]                 [*]

* Represents a short fiscal year consisting of the first two (2) calendar quarters ending June 30, 2002, and is payable in two (2) equal quarterly installments due January 1 and April 1, 2002.





__________________________________

         [*]  Confidential Treatment Requested

                                  SCHEDULE "5"

                          List of Gargoyles Trademarks
                     Gargoyles (R) Wordmark and Design Mark

                            [LOGO] (TM) Design Mark

                  Gargoyles Performance Eyewear (TM) Wordmark
                  Gargoyles Wrapback Toric Curve (TM) Wordmark